EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-228515) pertaining to the Myers Industries, Inc. Employee Stock Purchase Plan of our report dated March 28, 2024, with respect to the financial statements of the Myers Industries, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2023, 2022 and 2021.

/s/ MEADEN & MOORE, LTD.

Cleveland, Ohio

March 28, 2024